Exhibit 99.1

David Rubenstein Joins Moderna’s Board of Directors

Co-Founder and Co-Chairman of The Carlyle Group brings multi-industry investor experience and global policy expertise, replacing retiring director Stephen Berenson

Co-founder and director Robert Langer also to retire from the Moderna Board; recruitment efforts ongoing for his replacement

CAMBRIDGE, Massachusetts / July 23, 2024 / Moderna, Inc. (NASDAQ:MRNA) today announced that David M. Rubenstein, Co-Founder and Co-Chairman of The Carlyle Group, will join Moderna’s Board of Directors, effective August 5, 2024. Upon Mr. Rubenstein’s appointment, directors Robert Langer and Stephen Berenson will also retire from the Board. Mr. Rubenstein will replace Mr. Berenson on the Audit Committee of the Board. Both Dr. Langer and Mr. Berenson have agreed to continue providing advisory services to the Company on key matters following their Board retirement.

“As Moderna reaches its next stage of development as a commercial company with global reach, we are honored to welcome David Rubenstein to the Board,” said Noubar Afeyan, Co-Founder and Chairman of Moderna and Chief Executive Officer of Flagship Pioneering. “David brings an incredibly rich depth of experience investing in and growing businesses across a host of industries as the Co-Founder, Co-Chairman, and former Co-CEO of The Carlyle Group. As the Chairman of the Council on Foreign Relations and Chairman of the Economic Club of Washington, D.C., David is also one of the most respected voices globally on issues related to policy and international affairs, and we welcome his insight as we execute on our global growth strategy.”

“I am honored to join the Board of Directors at Moderna, a company at the forefront of medical innovation and biotechnology,” said David M. Rubenstein. “Moderna's commitment to groundbreaking research and its role in addressing global health challenges align deeply with my passion for advancing scientific progress and improving lives. I look forward to contributing to the continued success and transformative impact of this remarkable organization.”

“As we pursue our mission of delivering the greatest impact to people through mRNA medicines, David is the ideal partner to help guide our growth as we scale efficiently, while also reaching new markets and geographies,” said Stéphane Bancel, Chief Executive Officer of Moderna. “We are privileged to have David join the Moderna Board, and we look forward working together.”

Dr. Afeyan continued, “I also want to thank Bob Langer and Stephen Berenson for their many years of dedicated service to the Moderna Board. As one of Moderna’s co-founders, Bob is one of the visionaries responsible for making mRNA medicines a reality, and his insights have enabled the company to positively impact hundreds of millions of lives. Stephen joined the Board before Moderna’s initial public offering and has been instrumental in guiding our growth over the last several years into a commercial company, particularly through his service as Chair of the Compensation and Talent Committee and a member of the Audit Committee. We will miss both of them and wish them well.”

“After many years of service as a co-founder and member of Moderna’s Board of Directors, I have decided that now is the right time for me to step down,” said Robert Langer, Sc.D. “It has been an honor to contribute to the groundbreaking work and incredible progress the company has achieved.”

“When I joined Moderna’s Board of Directors seven years ago, I believed Moderna had the potential to become one of the most impactful and valuable pharmaceutical companies ever created,” said Stephen Berenson. “Seven years later, the company is well on its way to achieving those audacious goals, and I’m immensely proud and honored to have been of service to the company and its shareholders during that time.”

Moderna’s Nominating and Corporate Governance Committee anticipates continuing to focus director recruitment efforts on individuals with scientific and innovation experience following Dr. Langer’s departure.

Mr. Rubenstein is Co-Founder and Co-Chairman of The Carlyle Group, and previously served as the firm’s Co-Chief Executive Officer. Mr. Rubenstein is also the Chairman, Chief Executive Officer, and principal owner of the Baltimore Orioles of Major League Baseball. Prior to forming Carlyle in 1987, Mr. Rubenstein practiced law in Washington, D.C. with Shaw, Pittman, Potts & Trowbridge LLP (now Pillsbury Winthrop Shaw Pittman LLP). From 1977 to 1981, Mr. Rubenstein was Deputy Assistant to the President for Domestic Policy. From 1975 to 1976, he served as Chief Counsel to the U.S. Senate Judiciary Committee’s Subcommittee on Constitutional Amendments. Mr. Rubenstein is Chairman of the Boards of the Council on Foreign Relations, the National Gallery of Art, the Economic Club of Washington, D.C., the John F. Kennedy Center for the Performing Arts, and the University of Chicago and serves on the Boards of Memorial Sloan-Kettering Cancer Center, Johns Hopkins Medicine, the Institute for Advanced Study, the National Constitution Center, the Brookings Institution, the Lincoln Center for the Performing Arts, the American Academy of Arts and Sciences, and the World Economic Forum.

Mr. Rubenstein is a magna cum laude graduate of Duke University, where he was elected Phi Beta Kappa. Following Duke, Mr. Rubenstein graduated from the University of Chicago Law School, where he was an editor of the Law Review.

About Moderna

Moderna is a leader in the creation of the field of mRNA medicine. Through the advancement of mRNA technology, Moderna is reimagining how medicines are made and transforming how we treat and prevent disease for everyone. By working at the intersection of science, technology and health for more than a decade, the company has developed medicines at unprecedented speed and efficiency, including one of the earliest and most effective COVID-19 vaccines.

Moderna's mRNA platform has enabled the development of therapeutics and vaccines for infectious diseases, immuno-oncology, rare diseases and autoimmune diseases. With a unique culture and a global team driven by the Moderna values and mindsets to responsibly change the future of human health, Moderna strives to deliver the greatest possible impact to people through mRNA medicines. For more information about Moderna, please visit modernatx.com and connect with us on X (formerly Twitter), Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the composition of Moderna’s Board of Directors, and Moderna’s future development. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Moderna's control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include, among others, those risks and uncertainties described under the heading "Risk Factors" in Moderna's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in subsequent filings made by Moderna with the U.S. Securities and Exchange Commission, which are available on the SEC's website at www.sec.gov. Except as required by law, Moderna disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Moderna's current expectations and speak only as of the date of this press release.

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Moderna Contacts
Media:
Chris Ridley
Head, Global Media Relations
+1 617-800-3651
Chris.Ridley@modernatx.com

Investors:
Lavina Talukdar
Senior Vice President & Head of Investor Relations
+1 617-209-5834
Lavina.Talukdar@modernatx.com

SOURCE: Moderna, Inc.